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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 19,1999

                           WSFS FINANCIAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

           Delaware               0-16668                     22-2866913
       ---------------          -----------                 -------------
       (State or other          (Commission                 (IRS Employer
       jurisdiction of          File Number)                Identification No.)
       incorporation)
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                  838 Market Street, Wilmington, Delaware 19801
                  ---------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (302) 792-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS.

      On September 7, 1999, WSFS Financial Corporation issued a press release announcing its anticipated entry into the Internet-only banking sector through the launch of everbank.com(TM), a wholly-controlled operating subsidiary of its primary subsidiary Wilmington Savings Fund Society, F.S.B. ("WSFS"), a federally chartered thrift.

      To achieve its objective, WSFS has made an equity investment of $5.5 million in CustomerOne Financial Network, Inc. ("C1FN"), a company formed in early 1998 for the express purpose of providing direct-to-customer marketing, servicing, internet development and technology management for "branchless" financial services. With its investment, WSFS is an approximately 25% owner and the largest single shareholder in C1FN, and has received warrants for the purchase of an additional 20% ownership. WSFS has the opportunity, and under certain circumstances, the obligation, to invest an additional $5.4 million in C1FN, at current offered ownership prices.

      Under the planned structure, which requires Office of Thrift Supervision approval, C1FN's Internet-only banking infrastructure will become part of everbank.com(TM).

      A copy of the press release of WSFS Financial Corporation announcing its entry into Internet banking is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7      EXHIBITS

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
   Exhibit
   -------

   99.1     Press Release
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WSFS FINANCIAL CORPORATION
                                     (Registrant)



                                By: /s/ Marvin N. Schoenhals
                                    -------------------------------------
                                    Marvin N. Schoenhals
                                    President and Chief Executive Officer

Date:  September 13, 1999



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                                INDEX TO EXHIBITS

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
                                                                  Sequential
   Exhibit                                                          Page No.
   -------                                                          --------
   99.1    Press Release........................................        5
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